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                                                                    EXHIBIT 99.1


Leili Eghbal                                      Laura Crowley
Director, Corporate Communications                Director, Investor Relations
General Magic                                     General Magic
408-774-4305                                      408-774-4457
leili@generalmagic.com                            laura.crowley@generalmagic.com


FOR IMMEDIATE RELEASE


                      GENERAL MAGIC STREAMLINES OPERATIONS
                     Focuses on Meeting Profitability Goals


     SUNNYVALE, Calif. (February 14, 2001) - General Magic, Inc. (Nasdaq: GMGC), a premier voice application service provider, today announced it is streamlining operations as new chief executive officer and president Kathie Layton continues to focus on the company's path to growth and profitability. Layton, who joined the company in January of this year, has already implemented key expense management measures as part of focusing the company's resources on timely execution of its strategy. The company announced today that it has also reduced its workforce by approximately 20%.

     "My immediate objectives are to create and sustain strong revenue growth and profitability. To achieve this, we are developing and implementing a focused business strategy that capitalizes on the company's technology leadership and application expertise. Our goal is to continue as a market leader in voice solutions while delivering strong financial performance," said Kathie Layton, chief executive officer and president of General Magic.

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"Adjusting our resources is a necessary step in sharpening our focus and enabling us to reach our goals for profitability."

     This move reaffirms the company's commitment to a cost structure that is in line with revenue growth. The company will continue to invest in growing market opportunities and market share.

CONFERENCE CALL INFORMATION

     General Magic will be holding its quarterly conference call on March 7, 2001.

ABOUT GENERAL MAGIC

General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale, California. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to

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timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.